Exhibit 10.1(d)

EXECUTION COPY

FOURTH AMENDMENT TO THE CREDIT AGREEMENT

FOURTH AMENDMENT, dated as of March 18, 2005 (the “Amendment”), to the Credit Agreement, dated as of January 31, 2003, as amended by the First Amendment dated as of March 19, 2003, the Second Amendment dated as of December 3, 2003 and the Third Amendment and First Waiver dated as of October 7, 2004 (the “Credit Agreement”), among VIASYSTEMS GROUP, INC. (“Holdings”), VIASYSTEMS, INC. (the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, Holdings, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement;

WHEREAS, the Borrower has requested that the Lenders agree to amend the Credit Agreement as provided herein; and

WHEREAS, the parties hereto are willing to agree to such amendment, but only upon the terms and subject to the conditions set forth herein;

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.	Defined Terms. Unless otherwise defined herein, capitalized terms that are defined in the Credit Agreement are used herein as therein defined.

2.	Amendment to Subsection 1.1—New Definitions. Subsection 1.1 of the Credit greement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Specified Charges”: losses from operations at the Specified Closed Facilities and cash costs and charges related to the closing of operations and the termination of employees at the Specified Closed Facilities, in an aggregate amount not to exceed $26,100,000.

“Specified Closed Facilities”: Facilities located in Echt, The Netherlands and Canada.

3.
Amendment to Subsection 1.1—Consolidated EBITDA. The definition of “Consolidated EBITDA” contained in subsection 1.1 of the Credit Agreement is hereby amended by adding the following new subclause (xii) to the end of clause (A) thereof:

“and (xii) Specified Charges”

4.	Amendment to Subsection 11.6. Subsection 11.6 of the Credit Agreement is hereby amended by adding the following new paragraph (j) after paragraph (i) thereof:

“(j) the sale or other transfer of any assets relating to the Specified Closed Facilities for 100% cash so long as the proceeds thereof are distributed to the Borrower or a Domestic Subsidiary within 90 days after receipt.

5.	Amendment to Subsection 11.9. Subsection 11.9 of the Credit Agreement is hereby amended by adding the following new paragraph (m) after paragraph (l) thereof:

“(m) Investments in Foreign Subsidiaries to the extent necessary to fund Specified Charges, so long as such amounts are applied for such purpose within 90 days after being invested in the relevant Foreign Subsidiary.

6.	Amendment to Subsection 11.19. Subsection 11.19 of the Credit Agreement is hereby amended by adding the following proviso to the end thereof:

“provided, that, in addition to the amount described in this clause (ii), amounts necessary to fund Specified Charges may be held by Foreign Subsidiaries so long as such amounts are applied for such purpose within 90 days after being invested in the relevant Foreign Subsidiary”

7.	Amendment to Subsection 11.20. Subsection 11.20 of the Credit Agreement is hereby amended by replacing the parenthetical at the end thereof with the following:

“(plus the Net Cash Proceeds from the sale of the assets set forth on Schedule 11.20 and any Specified Charges).”

8.	Conditions to Effectiveness. This Amendment shall become effective upon the date when the following conditions are satisfied or waived:

(a) Amendment to Credit Agreement. The Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered by Holdings and the Borrower;

(b) Lender Consent Letters. The Administrative Agent shall have received Lender Consent Letters (or facsimile or electronic transmissions thereof) with respect to this Amendment, duly executed and delivered by the Required Lenders, consenting to the execution of this Amendment by the Administrative Agent;

(c) Consent Fee. The Administrative Agent shall have received, for the account of each Lender that has submitted to the Administrative Agent an executed Lender Consent Letter no later than 5:00 p.m., New York City time, on March __, 2005, a consent fee in an amount equal to 0.05% of the aggregate amount of each such Lender’s Assumed Letter of Credit Commitment, Revolving Credit Commitment and outstanding principal amount of Tranche B Term Loan;

(d) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the transactions (including the amendments to the Credit Agreement) contemplated herein; and

(e) Representations and Warranties. Each of the representations and warranties made by the Credit Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the date hereof, before and after giving effect to the effectiveness of this Amendment, as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date.

9.
Continuing Effect of the Credit Agreement. This Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any further or future action on the part of the Credit Parties that would require an amendment, waiver or consent of the Lenders or the Administrative Agent. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

10.
Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts (including by facsimile or other suitable means of electronic transmission of a signed counterpart, such as a pdf file), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

11.
GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

VIASYSTEMS GROUP, INC.

By:	/s/ David J. Webster
Name:	David J. Webster
Title:	Chief Administrative Officer

VIASYSTEMS, INC.

By:	/s/ David J. Webster
Name:	David J. Webster
Title:	Chief Administrative Officer

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Edmond DeForest
Name:	Edmond DeForest
Title:	Vice President